UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2026

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina 29730
(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2026, as described below under Item 5.07 of this Current Report on Form 8-K, the stockholders of 3D Systems Corporation (the “Company”) approved an amendment and restatement (the “Amendment and Restatement”) of the Company’s 2015 Incentive Plan (as amended and restated, the “Plan”). The Board of Directors of the Company previously adopted the Amendment and Restatement on March 27, 2026, subject to stockholder approval. The Amendment and Restatement (i) adds 4,000,000 new shares of common stock, par value $0.001 per share (“Common Stock”) to the pool of shares available for awards and (ii) extends the term of the Plan until March 26, 2036.

The material terms of the Plan are described in “Proposal 5: Approval of the Amendment and Restatement of the 2015 Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2026, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2026, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to amend Article FOURTH thereof to increase the number of shares of Common Stock that the Company is authorized to issue by 220,000,000 from 220,000,000 to 440,000,000 (the “Charter Amendment”). The Board of Directors of the Company previously adopted the Charter Amendment on March 27, 2026, subject to stockholder approval.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The Charter Amendment became effective upon filing with the Secretary of State of the State of Delaware on May 14, 2026.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2026, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 83,297,926 shares of Common Stock were present in person or represented by proxy at the Annual Meeting, consisting of approximately 57.03% of the 146,057,215 shares entitled to vote. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal One:

As set forth below, the Company’s stockholders elected the following directors to serve until the next annual meeting and until their successors are elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nominees for Election to Board of Directors
Malissia R. Clinton	46,456,697	4,986,670	249,169	31,605,390
Claudia N. Drayton	46,562,684	4,865,623	264,229	31,605,390
Thomas W. Erickson	46,998,468	4,218,526	475,542	31,605,390
Dr. Jeffrey A. Graves	47,492,647	3,958,228	241,661	31,605,390
Jim D. Kever	47,195,215	3,967,651	529,670	31,605,390
Charles G. McClure, Jr.	47,247,397	3,946,921	498,218	31,605,390
Kevin S. Moore	46,914,700	4,266,108	511,728	31,605,390
Dr. Vasant Padmanabhan	46,588,720	4,616,508	487,308	31,605,390
Dr. John J. Tracy	47,039,045	4,145,648	507,843	31,605,390

Proposal Two:

As set forth below, the Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers in 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,435,696	4,550,641	706,199	31,605,390

Proposal Three:

As set forth below, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,935,550	1,984,069	378,307	—

Proposal Four:

As set forth below, the Company’s stockholders approved the Charter Amendment, which increases the total number of authorized shares of Common Stock from 220,000,000 to 440,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,551,185	17,366,747	379,994	—

Proposal Five:

As set forth below, the Company’s stockholders approved the Amendment and Restatement of the Plan, which, among other things, increases the number of shares for issuance thereunder by 4,000,000 shares and extends the term of the Plan until March 26, 2036:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,377,397	15,077,286	237,853	31,605,390

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 14, 2026.
10.1	2015 Incentive Plan of 3D Systems Corporation, as amended and restated effective May 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: May 15, 2026	/s/ Jeffrey A. Graves
Jeffrey A. Graves
President and Chief Executive Officer